POWER OF ATTORNEY

        The person whose signature appears below hereby appoints Stephen M. Morain as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below such registration statements (including post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of EquiTrust Series Fund, Inc., EquiTrust Money Market Fund, Inc. and EquiTrust Variable Insurance Series Fund.

Signature	Title	Date
/S/ ERWIN H. JOHNSON Erwin H. Johnson	Director EquiTrust Series Fund, Inc. EquiTrust Money Market Fund, Inc. Trustee, EquiTrust Variable Insurance Series Fund	November 18, 2004

/S/ KENNETH KAY Kenneth Kay	Director Kenneth Kay EquiTrust Series Fund, Inc. EquiTrust Money Market Fund, Inc. Trustee, EquiTrust Variable Insurance Series Fund	November 18, 2004

/S/ STEVEN W. PLATE Steven W. Plate	Director EquiTrust Series Fund, Inc. EquiTrust Money Market Fund, Inc. Trustee, EquiTrust Variable Insurance Series Fund	November 18, 2004

/S/ JAMES D. WALLACE James D. Wallace	Director EquiTrust Series Fund, Inc. EquiTrust Money Market Fund, Inc. Trustee, EquiTrust Variable Insurance Series Fund	November 18, 2004

/S/ ERLIN J. WENESS Erlin J. Weness	Director EquiTrust Series Fund, Inc. EquiTrust Money Market Fund, Inc. Trustee, EquiTrust Variable Insurance Series Fund	November 18, 2004